As filed with the Securities and Exchange Commission on May 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	46-3561936
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 East Fifth Street

Tulsa, Oklahoma 74103

(918) 947-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph L. McCormick

Senior Vice President, General Counsel and Assistant Secretary

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

(918) 947-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jordan B. Edwards

GableGotwals

100 West Fifth Street, Suite 1100

Tulsa, Oklahoma 74103

(918) 595-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price / Amount Of Registration Fee (1)
Debt Securities of ONE Gas, Inc.
Common Stock, par value $0.01 per share, of ONE Gas, Inc.
Stock Purchase Contracts and Stock Purchase Contract Units of ONE Gas, Inc.
Preferred Stock, par value $0.01 per share, of ONE Gas, Inc.
Depositary Shares(2)
Warrants

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act the registrant is deferring payment of all of the registration fee.
(2)	Each depositary share will be issued under a deposit agreement, will represent a fractional share of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

ONE Gas, Inc.

Debt Securities, Common Stock, Stock Purchase Contracts,

Stock Purchase Contract Units, Preferred Stock, Depositary Shares

and Warrants

We may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) stock purchase contracts, (4) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (6) depositary shares or (7) warrants.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OGS.”

If any offering involves underwriters, dealers, or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in these securities involves certain risks. Please read “RISK FACTORS” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2017.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “WHERE YOU CAN FIND MORE INFORMATION.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“ONE Gas,” “we,” “our,” “us” or similar references mean ONE Gas, Inc. and its subsidiaries, predecessors and acquired businesses;

•	“common stock” mean our common stock, par value $0.01 per share;

•	“preferred stock” mean our preferred stock, par value $0.01 per share; and

•	“securities” mean the debt securities, common stock, stock purchase contracts, stock purchase contract units, preferred stock, depositary shares and warrants described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the securities offered by this prospectus. The registration statement, including the documents that have been filed or will be filed or incorporated by reference as exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OGS), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, is available free of charge through our website at http://www.onegas.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the accompanying exhibits for more information about us and our securities. The registration statement and the accompanying exhibits are available at the SEC’s Public Reference Room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	The Company’s Annual Report on Form 10-K (File No. 001-36108) for the year ended December 31, 2016 filed on February 23, 2017;

•	The Company’s Quarterly Report on Form 10-Q (File No. 001-36108) for the quarter ended March 31, 2017 filed on May 2, 2017;

•	The Company’s Current Reports on Form 8-K (File No. 001-36108) filed on January 18, 2017, March 2, 2017, May 1, 2017 (Item 8.01 only) and May 30, 2017; and

•	The description of capital stock provided under the heading “DESCRIPTION OF CAPITAL STOCK” in the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10-12B (File No. 001-36108) initially filed with the SEC on October 1, 2013, as amended, together with any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 947-7000

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

Our reports, filings and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include those set forth in the section entitled “RISK FACTORS,” as well as the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•	indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•	our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply, and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all our cash needs;

•	changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism, including war;

•	cyberattacks or other breaches of technology systems or information, affecting us, our customers or vendors;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the outcomes, timing and effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•	our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors;

•	declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

•	the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•	the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK, Inc. (“ONEOK”); and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation, except as may otherwise be required by the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT ONE GAS

We are an independent, publicly traded, 100 percent regulated natural gas distribution utility. We are one of the largest natural gas utilities in the United States. We are an Oklahoma corporation and are the successor to the company founded in 1906 as Oklahoma Natural Gas Company. Our Common Stock is listed on the New York Stock Exchange under the trading symbol “OGS.” We are the largest natural gas distributor in Oklahoma and Kansas and the third largest in Texas, providing service as a regulated public utility. We serve residential, commercial and industrial, transportation and wholesale and public authority customers in all three states. Our largest natural gas distribution markets in terms of customers are Oklahoma City and Tulsa, Oklahoma; Kansas City, Wichita and Topeka, Kansas; and Austin and El Paso, Texas.

The address for ONE Gas’ principal executive offices is 15 East Fifth Street, Tulsa, Oklahoma 74103, and its telephone number is (918) 947-7000.

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, ONE Gas will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in each of the periods shown is as follows:

(Unaudited)	Three Months Ended March 31, 2017(1)	For the Years Ended December 31,
		2016	2015	2014(2)	2013(3)	2012(3)
Ratio of earnings to fixed charges	9.97x	5.49x	4.93x	4.56x	3.51x	3.46x

(1)	Due to the seasonality of our business, a disproportionate percentage of our earnings occur in the first three months of our fiscal year. Therefore, the ratio of earnings to fixed charges for the three months ended March 31, 2017 does not reflect the results to be expected for the full year.
(2)	The ratio of earnings to fixed charges for the year ended December 31, 2014 consists of the results of ONE Gas for the eleven months ended December 31, 2014, and the results of our predecessor for accounting purposes that consists of the business attributable to the natural gas distribution segment of ONEOK that was transferred to us in connection with our separation from ONEOK (the “ONE Gas Predecessor”) for the one month ended January 31, 2014.
(3)	Ratio of earnings to fixed charges consist entirely of the results of ONE Gas Predecessor.

DESCRIPTION OF DEBT SECURITIES

The following description states the general terms and provisions of our debt securities. The debt securities will be unsecured obligations of ONE Gas and will be either senior or subordinated debt. Senior debt will be issued under a senior indenture between us and U.S. Bank National Association, as trustee, which we have previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 30, 2014. Subordinated debt will be issued under a subordinated indenture. We have filed the form of the subordinated indenture as an exhibit to the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” The terms of the debt securities will include those set forth in the applicable Indenture and those made a part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended. Each prospectus supplement that we provide when we offer debt securities will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise specified in this prospectus, the term “debt securities” includes senior debt securities and subordinated debt securities and the descriptions of the debt securities describe both the senior debt securities and the subordinated debt securities unless otherwise specified in this prospectus or any prospectus supplement.

We have summarized the material terms and provisions of the Indentures in this section. The summary is not complete. We have filed, or incorporated by reference, the senior indenture and form of subordinated indenture as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable Indenture for additional information before you buy any debt securities. Each of the Indentures is qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. The following description of the debt securities is not complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Indentures and the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the applicable Indenture. For purposes of this “DESCRIPTION OF DEBT SECURITIES,” when we refer to “us,” “we,” “our,” “ours” or “ONE Gas,” we are describing ourselves, ONE Gas, Inc. only, and not any of our subsidiaries.

Debt securities issued under either Indenture will be issued as part of a series that will be established pursuant to a supplemental indenture or other corporate action designating the specific terms of the series of debt securities. A prospectus supplement will describe these terms and will include, among other things, the following:

•	the title of the debt securities of the particular series and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the total principal amount of those debt securities and the percentage of their principal amount at which we will issue those debt securities;

•	the date or dates on which the principal of those debt securities will be payable;

•	the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on those debt securities will be made, where holders may surrender their debt securities for transfer or exchange and where to serve notices or demands;

•	any provisions for optional redemption or early repayment;

•	any provisions that would obligate us to redeem, purchase or repay those debt securities;

•	any provisions for conversion or exchange of the debt securities;

•	whether payments on the debt securities of the particular series will be payable by reference to any index, formula or other method;

•	any deletions from, changes of or additions to the events of default, covenants or other provisions described in this prospectus;

•	the portion of the principal amount of those debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of all or any portion of those debt securities, any additional conditions or limitations to defeasance of those debt securities or any changes to those conditions or limitations;

•	any provisions granting special rights to holders of the debt securities of the particular series upon the occurrence of events identified in the prospectus supplement;

•	if other than the trustee, the designation of any paying agent or security registrar for those debt securities and the designation of any transfer or other agents or depositories for those debt securities;

•	whether we will issue the debt securities of the particular series in individual certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

•	the denominations in which we will issue the debt securities of the particular series or in which they may be owned, if other than $2,000 or any integral multiple of $1,000; and

•	any other terms or conditions that are consistent with the applicable Indenture, which may include the applicability of or change in the subordination provisions of the applicable Indenture or providing collateral, security, assurance or guarantee for a series of debt securities.

We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These discounted debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement certain United States federal income tax consequences and other special considerations.

Ranking

The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to senior indebtedness as described under “—Subordination Provisions for Subordinated Debt Securities.”

Certain Restrictive Covenants under Our Senior Indenture

Under the senior indenture, we have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding or, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “—Certain Definitions.”

Other than the restrictions contained in the senior indenture on Liens and Sale-Leaseback Transactions described in this section, the Indentures will not contain any covenants or other provisions designed to protect holders of the debt securities in the event ONE Gas participates in a highly leveraged transaction, unless the prospectus supplement for the series states otherwise. The Indentures and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating. In addition, the Indentures will not limit our ability to incur indebtedness or limit our ability to guarantee any indebtedness of our subsidiaries or any other person.

Limitation on Liens

ONE Gas will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any Principal Property, or on Capital Interests or Debt of any Restricted Subsidiary, without making effective provision for the outstanding debt securities under the senior indenture (except as otherwise specified pursuant to an applicable supplemental indenture) to be secured by the Lien equally and ratably with (or prior to) any and all Debt and obligations secured or to be secured thereby for so long as such Debt is so secured. The foregoing restriction will not apply to:

•	any Lien existing on the date of the senior indenture;

•	any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into ONE Gas or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary;

•	any Lien on any Principal Property existing at the time of acquisition of such Principal Property by ONE Gas or a Restricted Subsidiary, whether or not assumed by ONE Gas or such Restricted Subsidiary; provided that no such Lien may extend to any other Principal Property of ONE Gas or any Restricted Subsidiary;

•	any Lien on any Principal Property (including any improvements on an existing Principal Property) of ONE Gas or any Restricted Subsidiary, and any Lien on the Capital Interests of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Debt incurred by ONE Gas or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement, or commencement of commercial operation of such Principal Property; and provided, further, that no such Lien (unless otherwise permitted) may extend to any other Principal Property of ONE Gas or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located;

•	any Lien on any Principal Property or Restricted Securities to secure Debt owing to ONE Gas or to another Restricted Subsidiary;

•	any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien;

•	any Lien created in connection with a project financed with, and created to secure, Non-Recourse Debt;

•	carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

•	Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) on the property of ONE Gas or any of its Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation;

•	Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that ONE Gas or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by U.S. generally accepted accounting principles) deemed by it to be adequate;

•	any right that any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of

ONE Gas or any Restricted Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of ONE Gas or any Restricted Subsidiary;

•	any Liens, neither assumed by ONE Gas or any Restricted Subsidiary nor on which ONE Gas or any Restricted Subsidiary customarily pays interest, existing upon real estate, or rights in or relating to real estate acquired by ONE Gas or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

•	easements or reservations in any property of ONE Gas or any Restricted Subsidiary for the purpose of roads, pipe lines, hydrocarbon transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ONE Gas or any Restricted Subsidiary;

•	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing exceptions, provided that the Debt secured thereby may not exceed the principal amount of Debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, Capital Interests or Debt that secured the Lien renewed or refunded; or

•	any Lien not permitted above securing Debt that, together with the aggregate outstanding principal amount of other secured Debt that would otherwise be subject to the foregoing restrictions (excluding Debt secured by Liens permitted under the foregoing exceptions) and the Attributable Indebtedness in respect of all Sale-Leaseback Transactions (not including Attributable Indebtedness in respect of any such Sale-Leaseback Transactions described in the third or fourth bullet points under “—Limitation on Sale-Leaseback Transactions” below) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale-Leaseback Transactions

ONE Gas will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction unless:

•	ONE Gas or a Restricted Subsidiary would be entitled, without securing the outstanding debt securities under the senior indenture, to incur Debt secured by a Lien on the Principal Property that is the subject of such Sale-Leaseback Transaction;

•	the Attributable Indebtedness associated therewith would be in an amount permitted under the last bullet point under “—Limitation on Liens” above;

•	the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-Leaseback Transaction are used for the business and operations of ONE Gas or any of its Subsidiaries; or

•	within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding debt securities under the senior indenture or Funded Debt of ONE Gas or a Restricted Subsidiary (other than Funded Debt that is held by ONE Gas or any Restricted Subsidiary or Funded Debt of ONE Gas that is subordinate in right of payment to any outstanding debt securities under the senior indenture).

Certain Definitions

As used in the foregoing description of covenants by which we are bound pursuant to the senior indenture, the following terms have the following meanings:

“Attributable Indebtedness” means with respect to a Sale-Leaseback Transaction involving any Property, as of the time of determination, the least of (i) the fair market value of such Property (as determined in good faith by the board of directors); (ii) the present value of the total Net Amount of Rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, compounded semiannually; and (iii) if the obligation with respect to such Sale-Leaseback Transaction constitutes an obligation that is required to be classified and accounted for as a Capital Lease Obligation for financial reporting purposes in accordance with U.S. generally accepted accounting principles, the amount equal to the capitalized amount of such obligation required to be paid by the lessee as determined in accordance with U.S. generally accepted accounting principles and included in the financial statements of the lessee.

“Capital Interests” of any person means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such person, including, without limitation, with respect to partnerships, partnership interests (whether general or limited), and with respect to limited liability companies, member interests and any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, such person.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with U.S. generally accepted accounting principles.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual balance sheet of ONE Gas and its consolidated Subsidiaries prepared in accordance with U.S. generally accepted accounting principles less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined; (ii) appropriate allowance for minority interests in Capital Interests of Subsidiaries; and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles reflected in such balance sheet.

“Debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of borrowed money.

“Funded Debt” means all Debt maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Joint Venture” means any person (including non-wholly owned Subsidiaries) in which any of the Company or any of its Restricted Subsidiaries is directly the owner of any Capital Interest, provided that such Capital Interest (taken together with all Capital Interests, if any, owned by the Company or any of its other Restricted Subsidiaries in such person) constitutes not more than 60% of the issued and outstanding Capital Interests of such person.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Debt. However, the following types of transactions will not be considered to result in a Lien: (i) any acquisition by ONE Gas or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby ONE Gas or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by ONE Gas or any Restricted Subsidiary or in which ONE Gas or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of ONE Gas’ or the Restricted Subsidiary’s proportionate part of such development or operating expenses or (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts, whether or not designated as rent or additional rent, required to be paid on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (1) the net amount determined assuming termination of the lease on the first date such lease may be terminated (in which case such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated) and (2) such net amount assuming no such termination.

“Non-Recourse Debt” means, at any time, Debt incurred after the date of the senior indenture by ONE Gas or a Restricted Subsidiary in connection with the acquisition of property or assets by ONE Gas or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired; provided that, under the terms of such Debt and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Debt is limited to the property or assets so acquired, or such construction or improvements, including Debt as to which a performance or completion guarantee or similar undertaking was initially applicable to such Debt or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

“Principal Property” means any property located in the United States, except any such property that in the opinion of the board of directors of ONE Gas is not of material importance to the total business conducted by ONE Gas and its consolidated Subsidiaries.

“Property” means any right or interest of ONE Gas or any of its Subsidiaries in and to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Restricted Subsidiary” means any Subsidiary that owns or leases a Principal Property, but not including any Joint Venture.

“Sale-Leaseback Transaction” means any arrangement with any person pursuant to which ONE Gas or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by ONE Gas or its Subsidiaries to such person, other than (a) any such transaction involving a lease for a term of not more than three years or classified as an operating lease under U.S. generally accepted accounting principles, (b) any such transaction between ONE Gas and any of its Subsidiaries or between any Subsidiaries of ONE Gas, and (c) any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of ONE Gas’ Principal Property subject to such leasing transaction.

“Subsidiary” of any person means:

•	any person of which more than 50% of the total voting power of Capital Interests entitled (without regard to any contingency) to vote in the election of directors, managers, trustees, or equivalent persons, at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person or a combination thereof;

•	in the case of a partnership, any person of which more than 50% of the partners’ Capital Interests (considering all partners’ Capital Interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person; or

•	any other person with respect to which such person or one or more of the Subsidiaries of such person or a combination thereof has the power to control by contract or otherwise the board of directors, managers, trustees or equivalent governing body or otherwise controls such entity.

Consolidation, Merger, Sale or Conveyance

The Indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, unless we inform you otherwise in the prospectus supplement, however, that we will not consolidate, amalgamate or merge with or into any person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, whether in a single transaction or a series of related transactions, except in accordance with the provisions of our certificate of incorporation and bylaws, and unless:

•	either (i) ONE Gas shall be the continuing person in the case of a merger or (ii) the resulting, surviving or transferee person if other than ONE Gas (the “Successor Corporation”), shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor Corporation shall expressly assume, by one or more supplemental indentures, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of ONE Gas under the applicable Indenture and the debt securities according to their tenor;

•	immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Corporation or any Subsidiary thereof as a result of such transaction as having been incurred by the Successor Corporation or such Subsidiary at the time of such transaction), no default or event of default would occur or be continuing; and

•	ONE Gas shall have delivered to the trustee an opinion of counsel stating that such consolidation, amalgamation, merger or disposition and such supplemental indenture(s) (if any) complies with the applicable Indenture.

In case of any consolidation, amalgamation or merger where ONE Gas is not the continuing person, or disposition of all or substantially all of the assets of ONE Gas in accordance with this covenant, the Successor Corporation shall succeed to and be substituted for ONE Gas with the same effect as if it had been named in the applicable Indenture as the respective party to the applicable Indenture, and the predecessor entity shall be released from all liabilities and obligations under the applicable Indenture and the debt securities, except that no such release will occur in the case of a lease of all or substantially all of its assets.

Under the senior indenture, if we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any Restricted Subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the senior debt securities (so long as those senior debt securities are entitled to the protection of the “Limitation on Liens” covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default, Remedies and Notice

Events of Default

Unless we inform you otherwise in the prospectus supplement, each of the following events will be an “event of default” under the Indentures with respect to each series of debt securities:

•	default in any payment of interest on any debt security of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any Note of that series when due, whether at stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	failure on the part of ONE Gas duly to observe or perform any other of the covenants or agreements with respect to the debt securities (other than a covenant default in the performance of which is elsewhere specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring ONE Gas to remedy the same shall have been given, by registered or certified mail, to ONE Gas by the trustee, or to ONE Gas and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•	certain events of bankruptcy, insolvency or reorganization of ONE Gas;

•	default by us or any of our Restricted Subsidiaries in the payment, at maturity and after the expiration of any applicable grace period, of principal of, premium, if any, or interest on indebtedness for money borrowed in the principal amount then outstanding of $100,000,000 or more, or acceleration of any indebtedness for borrowed money of such amount, such that the indebtedness becomes due and payable prior to its maturity date and such acceleration is not rescinded within 60 days after notice thereof has been given to ONE Gas by the trustee or to ONE Gas and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that, if, prior to the entry of judgment in favor of the trustee for payment of the debt securities of such series, the default under such Indenture or instrument has been remedied or cured by ONE Gas or such Restricted Subsidiary, or waived by the holders of such indebtedness, then the event of default under the Indenture will be deemed likewise to have been remedied, cured or waived; and

•	any other event of default provided for that series of debt securities.

Exercise of Remedies

If an event of default for any series of debt securities, other than an event of default described in the fourth bullet point in the section above, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

If an event of default described in the fourth bullet point in the section above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series by written notice to the trustee may:

•	waive all past defaults with respect to the debt securities of that series, except with respect to nonpayment of principal, premium or interest; and

•	rescind any acceleration with respect to the debt securities of that series,

but only if:

•	rescinding the acceleration would not conflict with any judgment or decree of a court of competent jurisdiction already rendered; and

•	all existing events of default with respect to the debt securities of such series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely because of acceleration.

If an event of default occurs and is continuing, the trustee will be under no obligation, except as otherwise provided in the applicable Indenture, to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any costs, liabilities or expenses. No holder of debt securities may pursue any remedy with respect to the applicable Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

•	such holder has previously given the trustee notice that an event of default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any costs, liabilities or expenses;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the applicable Indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of that series; or

•	the trustee determines would involve it in personal liability.

Notice of Event of Default

Within 30 days after becoming aware of the occurrence of any default or event of default, we are required to give written notice to the trustee and indicate the status of the default or event of default and what action we are taking or propose to take to cure the default or event of default. In addition, we are required to deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the applicable Indenture.

If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder a notice of the event of default by the later of 90 days after the event of default occurs or 30 days after the trustee knows of the event of default. However, except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments, Supplements and Waivers

ONE Gas and the trustee may enter into a supplemental indenture, without the consent of any holder of debt securities to, among other things:

•	provide for the assumption by a successor of our obligations under the applicable Indenture;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	permit the qualification of the applicable Indenture under the Trust Indenture Act;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	secure any or all of the debt securities;

•	make any change that does not adversely affect the rights of any holder of debt securities; and

•	add or appoint a successor or separate trustee.

In addition, ONE Gas and the trustee may enter into a supplemental indenture if the holders of a majority in aggregate principal amount then outstanding of all debt securities of each series outstanding under the applicable Indenture that would be affected by the supplemental indenture consent to it. No such supplemental indenture, without the consent of each holder of outstanding debt securities of each series outstanding under the applicable Indenture that would be affected, shall:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in a currency other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities;

•	make any change in the amendment provisions which require each holder’s consent; or

•	make any change in the waiver provisions.

The consent of the holders is not necessary under either Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. After an amendment pursuant to a supplemental indenture becomes effective, we are required to mail to all holders of debt securities of each affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series outstanding under the applicable Indenture, on behalf of all such holders, may waive:

•	compliance by us with certain restrictive provisions of the applicable Indenture; and

•	any past default or event of default under the applicable Indenture;

except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the applicable Indenture cannot be amended without the consent of all holders of the affected series of debt securities.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the applicable Indenture, which we call a “legal defeasance.”

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate the operation of provisions that, among other things:

•	require us to file SEC reports and financial statements with the trustee;

•	require us to preserve our corporate existence;

•	limit our ability to incur indebtedness secured by a Lien, as described above under “—Certain Restrictive Covenants under Our Senior Indenture—Limitation on Liens;”

•	limit our ability to engage in Sale-Leaseback Transactions, as described above under “—Certain Restrictive Covenants under Our Senior Indenture—Limitation on Sale-Leaseback Transactions;”

•	relate to our consolidation or merger or the sale or conveyance of all or substantially all of our assets; and

•	establish certain events of default.

If we decide to make a legal defeasance or a covenant defeasance, however, we may not terminate our obligations to, among other things:

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	pay the principal of, and premium, if any, and interest on the debt securities at the place and time and in the manner provided in the applicable Indenture or in the debt securities;

•	maintain offices where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the applicable Indenture may be served;

•	appoint a trustee whenever necessary to avoid or fill a vacancy in the office of trustee;

•	maintain provisions relating to paying agents;

•	deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that ONE Gas has complied with all covenants contained in the applicable Indenture;

•	furnish to the trustee a list of the names and addresses of the holders of the debt securities, so long as the trustee is not serving as the registrar with respect to the debt securities;

•	compensate the trustee for all services rendered under the applicable Indenture and to reimburse the trustee for all reasonable expenses incurred in accordance with the provisions of the applicable Indenture;

•	indemnify the trustee for, and hold it harmless against, any loss, liability or expense arising out of the trustee’s performance of its duties under the applicable Indenture;

•	repay amounts returned to ONE Gas by the trustee or paying agent as unclaimed funds;

•	indemnify the trustee and the holders of debt securities against any tax, fee or charge assessed against deposited U.S. government obligations or the principal and interest thereon; and

•	revive and reinstate the obligations of ONE Gas under the applicable Indenture and the debt securities of the defeased series until such time as the trustee or any paying agent is permitted to apply all such money or U.S. government obligations.

We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an event of default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of:

•	events of default with respect to our compliance with covenants in the applicable Indenture; and

•	cross defaults on other indebtedness for borrowed money.

In order to exercise either defeasance option, we must:

•	irrevocably deposit in trust with the trustee money or certain U.S. government obligations for the payment of principal of, and premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•	deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Subordination Provisions for Subordinated Debt Securities

Any subordinated debt securities issued under the subordinated indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined below). The following provisions will apply to the subordinated debt securities unless otherwise specified in the prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated debt securities, if any, the payment of principal, any premium and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

•	we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•	the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default, Remedies and Notice—Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage upon notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional Senior Indebtedness.

“Senior Indebtedness” is defined in the subordinated indenture to mean, with respect to us,

(i)	the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)	all our capital lease, purchase money and similar obligations;

(iii)	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)	all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, or any obligation under options or any similar credit or other transaction;

(v)	all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)	all obligations in respect of workers’ compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)	all obligations of the type referred to in clauses (i) through (vi) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii)	all obligations of the type referred to in clauses (i) through (vii) above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

(ix)	all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above;

whether incurred on or prior to the date of the subordinated indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) debt securities issued pursuant to the subordinated indenture and guarantees in respect of such debt securities,

(3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the subordinated indenture), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to debt securities issued pursuant to the subordinated indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Additional Junior Indebtedness” is defined in the subordinated indenture to mean, without duplication and other than the subordinated debt securities, any indebtedness, liabilities, guarantees or obligations of ours or any of our subsidiaries, under debt securities (or guarantees in respect of debt securities or preferred securities) initially issued after the date of the subordinated indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Satisfaction and Discharge

The Indentures will cease to be of further effect and will be deemed to have been satisfied and discharged with respect to a particular series of debt securities, when the following conditions have been satisfied:

•	all debt securities of that series have been delivered to the trustee for cancellation, or all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year, and we:

•	irrevocably deposit with the trustee, in trust, funds sufficient to pay and discharge the entire indebtedness on the senior debt securities of that series that had not been previously delivered for cancellation, for principal (and premium, if any) and interest, if any, to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the applicable Indenture or have made arrangements for any such payments satisfactory to the payee; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Methods of Receiving Payments on the Debt Securities

All payments in respect of all debt securities represented by a global debt security will be made by wire transfer of immediately available funds to the account specified by the holder of the global debt security to the paying agent with respect to the debt securities, who will initially be the trustee. With respect to any debt securities in certificated form, however, we may choose to make payment at the office of the trustee (or other paying agent) or by mailing a check to the holder’s registered address.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable Indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent ONE Gas designates. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

ONE Gas will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time designate additional transfer agents for any series of debt securities, rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. ONE Gas will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of the debt securities. We, the security registrar or any transfer agent may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security either:

•	during a period beginning 15 days before the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on that day of mailing; or

•	if ONE Gas has called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The Trustee

U.S. Bank National Association will be named as the “Trustee” under each Indenture. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. You should read the full text of our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed as exhibits to our Registration Statement on Form S-8 filed with the SEC on January 31, 2014 and our Current Report on Form 8-K/A filed with the SEC on July 26, 2016, respectively, as well as the provisions of applicable Oklahoma law.

General

We are authorized to issue a total of 300,000,000 shares of all classes of stock. Of those authorized shares, 250,000,000 are shares of common stock, par value $0.01 per share, of which 14,198 shareholders of record held 52,316,828 shares outstanding as of May 30, 2017, and 50,000,000 are shares of preferred stock, par value $0.01 per share, none of which was outstanding as of May 30, 2017.

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and bylaws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our bylaws may discriminate against holders of a substantial amount of the shares of our common stock. See “—Higher Vote for Some Business Combinations and Other Actions” and “—Oklahoma Law” below. Similarly, some provisions of our certificate of incorporation and our bylaws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of our common stock will not be able to aggregate their votes in favor of one director. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

Dividend Rights

Holders of our common stock will share equally on a per share basis in any dividend declared by our board of directors out of funds legally available for that purpose, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Other Rights

Upon voluntary or involuntary liquidation, dissolution or winding up of our company, after payment in full of the amounts required to be paid to creditors and holders of any preferred stock that may be then outstanding, all holders of common stock are entitled to share equally on a pro rata basis in all remaining assets.

No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock or other securities of our company. There are no other subscription rights or conversion rights and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by our board providing for the issuance of shares of that series or class.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. The issuance of preferred stock will also be subject to our certificate of incorporation.

Amendment of Bylaws

Except as otherwise provided by law, our certificate of incorporation or our bylaws, our bylaws may be amended, altered or repealed at (i) a meeting of the shareholders provided that notice of such amendment, alteration or appeal is contained in the notice of such meeting or (ii) a meeting of our board of directors.

All such amendments must be approved by either the holders of at least 80 percent of the voting power of our then outstanding shares of common stock or by a majority of our entire board of directors then in office.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation, except as otherwise provided in our certificate of incorporation or as may be provided in the terms of any preferred stock, requires approval by the affirmative vote of both a majority of the members of our board of directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Our certificate of incorporation also requires the affirmative vote of the holders of 80% of our then outstanding shares to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things:

•	the number of directors and the manner of electing those directors, including the election of directors to newly created directorships and the classification of our board of directors;

•	provisions relating to changes in the bylaws;

•	a director’s personal liability to us or our shareholders;

•	shareholder ratification of various contracts, transactions and acts; and

•	voting requirements for approval of business combinations.

Shareholder Action; Special Meeting

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our certificate of incorporation provides that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Exculpation and Indemnification

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•	the director or officer has breached his or her duty of loyalty to the corporation or its shareholders;

•	the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•	the director or officer derived an improper personal benefit from the transaction.

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•	is or was our director, officer, employee or agent; or

•	while our director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act are, in the opinion of the SEC, against public policy as expressed in the Securities Act and are unenforceable.

Advance Notice Requirements for Shareholder Proposals

At any annual meeting of our shareholders, the only business that may be brought before the meeting is that which is brought:

•	pursuant to our notice of meeting;

•	by or at the discretion of our board of directors; or

•	by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who have complied with the notice procedures set forth in our bylaws and summarized herein.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to our secretary. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. The shareholder notice must set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of and the reasons for proposing the matter at the meeting;

•

with respect to the shareholder giving notice or the beneficial owner, if any on whose behalf the proposal is made: (a) the name and address of such person, (b) the class or series and number of shares which are owned beneficially and of record by such person, (c) the name of each nominee holder of shares owned beneficially but not of record and the number of such shares held by each such nominee, (d) whether and the extent to which any derivative instrument, swap, option or similar transaction was entered into by or on behalf of such person or any of its affiliates or associates, and (e) whether and the extent to which any other agreement has been made by or on behalf of such person or any of its affiliates or associates to mitigate loss or manage risk of such person or to increase or decrease the voting power or other interest of such person;

•	a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting;

•	any material interest of such shareholder of record or beneficial owner, if any, on whose behalf the proposal is made, or any of their respective affiliates or associates, in such proposal;

•	a description of all agreements between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their respective affiliates or associates, in connection with the proposal of such business by such shareholder; and

•	all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in connection with solicitation of proxies for the election of directors in a contested election, pursuant to Regulation 14A of the Exchange Act.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Our certificate of incorporation provides that, subject to various exceptions, including acquiring 85 percent of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10 percent of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•	a majority vote of all of the independent directors; or

•	the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of our board of directors at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Classified Board of Directors

Our certificate of incorporation provides for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. The provision for our classified board may be amended, altered or repealed upon the approval of our board of directors and the affirmative vote of the holders of at least 80 percent of the voting power of the shares entitled to vote at an election of directors.

The provision for a classified board could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our board until the second annual shareholders meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions.

We believe that a classified board will help to assure the continuity and stability of our board and our business strategies and policies as determined by our board, because a majority of the directors at any given time will have prior experience on our board. The classified board provision should also help to ensure that our board of directors, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

The terms of our Class I, II and III directors will expire in 2018, 2019 and 2020, respectively. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified. Our board currently consists of seven directors.

Our directors serve three-year terms. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

Our certificate of incorporation and bylaws further provide that, generally, vacancies or newly created directorships in our board may only be filled by the vote of a majority of our board provided that a quorum is present and any director so chosen will hold office until the next election of the class for which such director was chosen.

Nomination of Directors

Subject to certain exceptions, only persons nominated in accordance with our bylaws are eligible for election as directors. Our bylaws provide that nominations may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors:

•	by or at the discretion of our board of directors or a committee thereof; or

•	by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who have complied with the notice procedures set forth herein.

For nominations to be properly brought before an annual meeting, or a special meeting called for the purpose of electing directors, by a shareholder, the shareholder must have given timely notice in writing to our secretary. To be timely, a shareholder’s notice must be received at our principal executive offices in the case of an annual meeting not less than 120 calendar days before the anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. In the case of a special meeting called for the purpose of electing directors, to be timely, the shareholder’s notice must be received at our principal executive offices not later than the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. The shareholder notice must set forth:

•	as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class or series and number of shares of the company that are owned beneficially or of record by such person and any affiliates or associates of such person, (d) the name of each nominee holder of shares owned beneficially but not of record and the number of such shares held by each such nominee, (e) whether and the extent to which any derivative instrument, swap, option or similar transaction was entered into by or on behalf of such person or any of its affiliates or associates, (f) whether and the extent to which any other agreement has been made by or on behalf of such person or any of its affiliates or associates to mitigate loss or manage risk of such person or to increase or decrease the voting power or other interest of such person, (g) such person’s written and executed representation and agreement (in the form provided by our secretary upon written request) that such person (A) is not and will not become a party to any agreement, and has not and will not give any commitment, as to how such person, if elected as a director, will act or vote on any issue or question, (B) is not and will not become a party to any agreement with anyone other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to us in such representation and agreement and (C) in his or her individual capacity, would be in compliance, if elected as a director, and, if elected as a director, will comply with, all of our applicable publicly disclosed confidentiality, corporate governance, conflict of interest, code of conduct and ethics, and stock ownership and trading policies and guidelines as well as Regulation FD; (h) such person’s completed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which form of questionnaire shall be promptly provided by our secretary to the requesting shareholder upon written request); and (i) all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in connection with solicitation of proxies for the election of directors in a contested election, pursuant to Regulation 14A of the Exchange Act;

•	with respect to the shareholder giving notice or the beneficial owner, if any, on whose behalf the proposal is made: (a) the name and address of such person, (b) the class or series and number of shares which are owned beneficially and of record by such person, (c) the name of each nominee holder of shares owned beneficially but not of record and the number of such shares held by each such nominee, (d) whether and the extent to which any derivative instrument, swap, option or similar transaction was entered into by or on behalf of such person or any of its affiliates or associates, (e) whether and the extent to which any other agreement has been made by or on behalf of such person or any of its affiliates or associates to mitigate loss or manage risk of such person or to increase or decrease the voting power or other interest of such person, (f) representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting, (g) a description of all agreements between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their respective affiliates or associates, in connection with the proposal of such business by such shareholder, and (h) all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in connection with solicitation of proxies for the election of directors in a contested election, pursuant to Regulation 14A of the Exchange Act; and

•	at our request, each proposed nominee must submit to our secretary such other information as we may reasonably require, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

These provisions may impede shareholders’ ability to nominate persons for election as directors.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

•	prior to the date that person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, transfer, pledge or other disposition involving an interested shareholder of 10% or more of the assets of the corporation;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; and

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.

For purposes of the description above and Section 1090.3, the term “corporation” also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15 percent or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Provisions

Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20 percent of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services, a division of Wells Fargo Bank, N.A.

Listing

Our shares of common stock are listed on the New York Stock Exchange under the ticker symbol “OGS.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts will be issued under one of the Indentures. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Certain United States federal income tax consequences applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best-efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriter(s) will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be customers of ONE Gas and its affiliates in the ordinary course of business.

Other than our common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

LEGAL MATTERS

The validity of the securities will be passed upon for ONE Gas by GableGotwals, Tulsa, Oklahoma.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$	*
Legal fees and expenses		**
Printing and engraving		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Rating agencies fees		**
Blue sky fees and expenses		**
Miscellaneous		**

	$	**

*	Deferred in accordance with Rule 456(b) of the Securities Act, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act, as amended.
**	The amount of these expenses is not presently known.

Item 15.	Indemnification of Directors and Officers.

The Company, as an Oklahoma corporation, is empowered by Section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, Section 1031 prohibits indemnification if such person is adjudged to be liable to the Company, unless and only to the extent such indemnification is allowed by a court of competent jurisdiction. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise.

The certificate of incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions pursuant to Section 1053 of the Oklahoma General Corporation Act or (iv) any transaction from which the director derived an improper personal benefit.

Article VIII of the Company’s bylaws provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by the Oklahoma General Corporation Act, including the advance of related expenses. Pursuant to Article VIII of the bylaws of the Company, upon authorization and determination (i) by the board of directors by a majority vote of directors who were not parties to the action, suit, or proceeding involved, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion; or (iv) by the shareholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

The Company has entered into indemnification agreements, the form of which has been previously approved by the board of directors of the Company, with each of its directors and executive officers. These indemnification agreements provide that the Company is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, the Company is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation of the Company to indemnify the director or executive officer is subject to applicable law and may be subject to the determination by “independent counsel” or another reviewing party selected by the board of directors that the director or executive officer is entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the agreements.

The Company provides liability insurance for its directors and officers which provides for coverage against loss from claims made against officers and directors in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

It is recognized that the above-summarized provisions of the Company’s bylaws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act are qualified by the actual terms of such bylaws, agreement and act and may be sufficiently broad to indemnify officers, directors and controlling persons of the Company against liabilities arising under such act.

Item 16.	Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on the 31st day of May, 2017.

ONE Gas, Inc.

By:	/s/ Curtis L. Dinan
Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis L. Dinan, Joseph L. McCormick and Brian K. Shore, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this registration statement, including post effective amendments, and to do any and all acts they or either of them determines may be necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 31st day of May, 2017.

Signature	Title

/s/ Pierce H. Norton Pierce H. Norton	President, Chief Executive Officer and Director

/s/ Curtis L. Dinan Curtis L. Dinan	Senior Vice President, Chief Financial Officer and Treasurer

/s/ John W. Gibson John W. Gibson	Director, Chairman of the Board

/s/ Robert B. Evans Robert B. Evans	Director

/s/ Michael G. Hutchinson Michael G. Hutchinson	Director

/s/ Pattye L. Moore Pattye L. Moore	Director

/s/ Eduardo A. Rodriguez Eduardo A. Rodriguez	Director

/s/ Douglas H. Yaeger Douglas H. Yaeger	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of ONE Gas, Inc., dated January 31, 2014 (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-8 (File No. 333-193690), filed by us on January 31, 2014).

3.2*	Amended and Restated By-laws of ONE Gas, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K/A (File No. 001-36108), filed by us on July 26, 2016).

4.1*	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on S-3 (File No. 333-216276), filed by us on February 27, 2017).

4.2*	Senior Indenture (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 001-36108), filed by us on January 30, 2014).

4.3*	Supplemental Indenture (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K ( File No. 001-36108), filed on January 30, 2014).

4.4*	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3ASR (File No. 333-196743), filed by us on June 13, 2014).

4.5**	Form of Senior Debt Security.

4.6**	Form of Subordinated Debt Security.

4.7**	Form of Certificate of Designation.

4.8**	Form of Stock Purchase Contract Agreement.

4.9**	Form of Stock Purchase Contract Unit Certificate.

4.10**	Form of Warrant Agreement.

4.11**	Form of Warrant Certificate.

4.12**	Form of Depositary Agreement.

4.13**	Form of Depositary Receipt.

5.1†	Opinion of GableGotwals.

12.1*	Computation of ratio of earnings to fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K (File No. 001-36108), filed by us on February 23, 2017).

12.2†	Computation of ratio of earnings to fixed charges for the three months ended March 31, 2017.

23.1†	Consent of PricewaterhouseCoopers LLP.

23.2†	Consent of GableGotwals. (contained in Exhibit 5.1).

24.1†	Powers of Attorney (included on the signature page hereto).

25.1†	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture.

25.2†	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture.

†	Filed herewith.
*	Previously filed and incorporated herein by reference.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.